The information in this pricing supplement is not complete and may be changed. We may not deliver these securities until a final pricing supplement is delivered. This pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


       Subject to Completion, Pricing Supplement dated September 26, 2002
PROSPECTUS Dated June 11, 2002                     Pricing Supplement No. 15 to
PROSPECTUS SUPPLEMENT                      Registration Statement No. 333-83616
Dated June 11, 2002                                     Dated            , 2002
                                                                 Rule 424(b)(3)

                                  $
                                 Morgan Stanley
                           MEDIUM-TERM NOTES, SERIES C
                             Senior Fixed Rate Notes

                               -------------------

                        BRIDGES(SM) due October 30, 2009
                      Based on the Value of Common Stock of
                     Fifteen Aerospace and Defense Companies

The BRIDGES will pay at maturity the greater of (i) the principal amount of $10 and (ii) the average value of a basket of shares of common stock of fifteen aerospace and defense industry companies, which we refer to as the basket stocks, as determined on six specified determination dates during the life of the BRIDGES. The basket stocks are the common stock of Alliant Techsystems Inc., The Boeing Company, Engineered Support Systems, Inc., Embraer-Empresa Brasileira de Aeronautica S.A., FLIR Systems, Inc., General Dynamics Corporation, Goodrich Corporation, Honeywell International Inc., ITT Industries, Inc., L-3 Communications Holdings, Inc., Lockheed Martin Corporation, Northrop Grumman Corporation, Raytheon Company, United Defense Industries, Inc. and United Technologies Corporation.

o    The principal amount and issue price of each BRIDGES is $10.

o    We will not pay interest on the BRIDGES.

o At the initial offering of the BRIDGES, the initial basket value is $10. The basket consists of a fractional share of each basket stock equal to the exchange ratio with respect to the basket stock. The exchange ratio for any basket stock establishes the initial weighting of the basket stock in the basket and will remain constant for the term of the BRIDGES unless adjusted for certain corporate events.

o At maturity, you will receive per BRIDGES the greater of (i) the principal amount of $10 and (ii) the final average basket value.

     o The final average basket value will equal the arithmetic average of the basket values on October 30, 2004, October 30, 2005, October 30, 2006, October 30, 2007, October 30, 2008 and October 28, 2009.

     o The basket value on any date equals the sum of the products of the closing price and the exchange ratio of each basket stock on that date.

o Investing in the BRIDGES is not equivalent to investing in the basket of stocks or any of its component stocks.

o The issuers of the basket stocks are not involved in this offering of the BRIDGES in any way and will have no obligation of any kind with respect to the BRIDGES.

o We will apply to list the BRIDGES under the proposed symbol "DFB" on the American Stock Exchange LLC.

You should read the more detailed description of the BRIDGES in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of BRIDGES."

The BRIDGES involve risks not associated with an investment in ordinary debt securities. See "Risk Factors" beginning on PS-6.

                               -------------------

                              PRICE $10 PER BRIDGES

                               -------------------

                                        Price to      Agent's      Proceeds to
                                         Public     Commissions      Company
                                        --------    -----------    -----------
Per BRIDGES..........................      $             $              $
Total................................      $             $              $

If you purchase at least 100,000 BRIDGES in any single transaction and you comply with the holding period requirement described under "Supplemental Information Concerning Plan of Distribution" in this pricing supplement, the
price will be $         per BRIDGES (   % of the issue price). In that case,
the Agent's commissions will be $        per BRIDGES.

                                 MORGAN STANLEY

                      (This page intentionally left blank)

                          SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the BRIDGES we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The BRIDGES offered are medium-term debt securities of Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.). The return on the BRIDGES is linked to the performance of a basket of shares of common stock of Alliant Techsystems Inc., The Boeing Company, Engineered Support Systems, Inc., Embraer-Empresa Brasileira de Aeronautica S.A., FLIR Systems, Inc., General Dynamics Corporation, Goodrich Corporation, Honeywell International Inc., ITT Industries, Inc., L-3 Communications Holdings, Inc., Lockheed Martin Corporation, Northrop Grumman Corporation, Raytheon Company, United Defense Industries, Inc. and United Technologies Corporation, which we refer to as the basket stocks. These BRIDGES combine features of debt and equity by offering at maturity 100% protection of the issue price with the opportunity to participate in the upside potential of the underlying basket stocks.

     "BRIDGES" is our service mark.

Each BRIDGES costs $10        We, Morgan Stanley, are offering you BRIDGES due
                              October 30, 2009 Based on the Value of Common
                              Stock of Fifteen Aerospace and Defense Companies.
                              The principal amount and issue price of each BRIDGES is $10.

The initial basket value      At the initial offering of the BRIDGES, the
equals $10                    initial basket value is $10. The basket consists
                              of a fractional share of each basket stock equal to the exchange ratio with respect to the basket stock. The exchange ratio establishes the initial weighting of each basket stock and will remain constant for the term of the BRIDGES unless adjusted for certain corporate events. The exchange ratios and initial weightings are set forth under "--Basket stocks" below.

Payment at maturity           Unlike ordinary debt securities, the BRIDGES do
                              not pay interest. Instead, at maturity, you will receive the greater of (i) the principal amount of $10 per BRIDGES and (ii) the final average basket value. The final average basket value will be the arithmetic average of the basket values on each of the six determination dates during the life of the BRIDGES.

                                         100% Principal Protection

                              At maturity, we will pay you the greater of (i) the principal amount of $10 and (ii) the final average basket value.

                                Final Average
                                  Basket Value  =  the arithmetic average of the
                                                   Basket Values on each of the
                                                   Determination Dates as
                                                   calculated by the calculation
                                                   agent on the last
                                                   Determination Date

                                Basket Value    =  the sum of the products of
                                                   the closing price and the
                                                   exchange ratio for each
                                                   basket stock, as determined
                                                   on any date by the
                                                   calculation agent

                                Determination
                                  Dates         =  October 30, 2004, October 30,
                                                   2005, October 30, 2006,
                                                   October 30, 2007, October 30,
                                                   2008 and October 28, 2009, in
                                                   each case subject to
                                                   adjustment in the event of
                                                   certain market disruption
                                                   events

                              If the final average basket value is less than or equal to $10, you will receive only the principal amount at maturity. The payment to you of the principal amount or the final average basket value upon maturity of the BRIDGES will be determined in U.S. Dollars. You can review the historical prices of each of the basket stocks and a chart of historical basket values in the section of this pricing supplement called "Description of BRIDGES--Historical Information."

Basket stocks                 The basket is a portfolio of fifteen aerospace and
                              defense industry common stocks. The issuers of the basket stocks are a selection of companies engaged in the aerospace and defense industry. The issuers of the basket stocks represent a range of market capitalizations within the aerospace and defense industry and a variety of businesses within that industry. The basket stocks have been weighted within the basket to give the greatest weight to the largest market capitalization companies. The following table sets forth the basket stocks, the ticker symbol for each basket stock, the exchange on which each basket stock is listed, the proportion of the initial basket value represented by the shares of each basket stock contained in the basket, the exchange ratio for each basket stock, the initial price of each basket stock used to calculate its exchange ratio and the value of the fractional share of each basket stock contained in the basket based upon those initial prices:

                                                                                                           Initial    Initial
                                                                             Proportion                    Price of  Value per
                                    Issuer of           Ticker               of Initial                     Basket    Basket
                                   Basket Stock         Symbol   Exchange   Basket Value   Exchange Ratio   Stock      Stock
                                   ------------         ------   --------   ------------   --------------  --------  ---------
                              Alliant Techsystems Inc.    ATK      NYSE         3.75%                                $ 0.375
                              The Boeing Company          BA       NYSE        10.00%                                $ 1.000
                              Engineered Support
                                  Systems, Inc.          EASI     NASDAQ        3.75%                                $ 0.375
                              Embraer-Empresa
                                  Brasiliera de
                                  Aeronautica S.A.       ERJ*      NYSE         3.75%                                $ 0.375
                              FLIR Systems, Inc.         FLIR     NASDAQ        3.75%                                $ 0.375
                              General Dynamics
                                  Corporation             GD       NYSE        10.00%                                $ 1.000
                              Goodrich Corporation        GR       NYSE         3.75%                                $ 0.375
                              Honeywell
                                  International Inc.      HON      NYSE        10.00%                                $ 1.000
                              ITT Industries, Inc.        ITT      NYSE         3.75%                                $ 0.375
                              L-3 Communications
                                  Holdings, Inc.          LLL      NYSE         3.75%                                $ 0.375
                              Lockheed Martin
                                  Corporation             LMT      NYSE        10.00%                                $ 1.000
                              Northrop Grumman
                                  Corporation             NOC      NYSE        10.00%                                $ 1.000
                              Raytheon Company            RTN      NYSE        10.00%                                $ 1.000
                              United Defense
                                  Industries, Inc.        UDI      NYSE         3.75%                                $ 0.375
                              United Technologies
                                  Corporation             UTX      NYSE        10.00%                                $ 1.000

                              ----------
                              *Trades as American Depositary Shares.


                              The exchange ratio for each basket stock will remain constant for the term of the BRIDGES unless adjusted for certain corporate events relating to the issuer of that basket stock. See "Description of BRIDGES--Adjustments to the Exchange Ratios" in this pricing supplement.

MS & Co. will be the          We have appointed our affiliate, Morgan Stanley &
calculation agent             Co. Incorporated, which we refer to as MS & Co.,
                              to act as calculation agent for JPMorgan Chase
                              Bank, the trustee for our senior notes. As calculation agent, our affiliate MS & Co. will calculate the final average basket value, determine what, if any, adjustments should be made to the exchange ratios to reflect certain corporate and other events and determine whether a market disruption event has occurred. We expect that MS & Co. and other affiliates will carry out hedging activities related to the BRIDGES (and possibly to other instruments linked to the basket stocks or its component stocks), including trading in the basket stocks as well as in other instruments related to the basket stocks. MS & Co.
                              and some of our other subsidiaries also trade the basket stocks and other financial instruments related to the basket stocks on a regular basis as part of their general broker-dealer businesses.
                              Any of these trading activities could potentially affect the value of the basket stocks and, accordingly, could affect the payout to you on the BRIDGES.

Where you can find            The BRIDGES are senior notes issued as part of our
more information on           Series C medium-term note program. You can find a
the BRIDGES                   general description of our Series C medium-term
                              note program in the accompanying prospectus supplement dated June 11, 2002. We describe the basic features of this type of note in the sections of the prospectus supplement called
                              "Description of Notes--Fixed Rate Notes" and "
                              --Notes Linked to Commodity Prices, Single
                              Securities, Baskets of Securities or Indices."

                              Because this is a summary, it does not contain all the information that may be important to you. For a detailed description of the terms of the BRIDGES, you should read the "Description of BRIDGES" section in this pricing supplement. You should also read about some of the risks involved in investing in BRIDGES in the section called "Risk Factors." The tax treatment of investments in basket- linked notes such as BRIDGES differs from that of investments in ordinary debt securities. We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the BRIDGES.

How to reach us               You may contact your local Morgan Stanley branch
                              office or our principal executive offices at 1585
                              Broadway, New York, New York 10036 (telephone number (212) 761-4000).

                                  RISK FACTORS

     The BRIDGES are not secured debt and, unlike ordinary debt securities, the BRIDGES do not pay interest. Investing in the BRIDGES is not equivalent to investing directly in the basket of stocks or any of the component stocks. This section describes the most significant risks relating to the BRIDGES. You should carefully consider whether the BRIDGES are suited to your particular circumstances before you decide to purchase them.

BRIDGES are not               The terms of the BRIDGES differ from those of
ordinary senior notes         ordinary debt securities in that we will not pay
                              interest on the BRIDGES. Because the final average index value may not exceed $10, the return on your investment in the BRIDGES (the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security. The return of only the principal amount of each BRIDGES at maturity will not compensate you for the effects of inflation and other factors relating to the value of money over time.

BRIDGES may not pay           If the final average basket value is less than or
more than the principal       equal to $10, you will receive only the principal
amount at maturity            amount of $10 for each BRIDGES you hold at
                              maturity.

BRIDGES may not               There may be little or no secondary market for the
be actively traded            BRIDGES. Although we will apply to list the
                              BRIDGES on the American Stock Exchange LLC, which we refer to as the AMEX, we may not meet the requirements for listing. Even if there is a secondary market, it may not provide significant liquidity. MS & Co. currently intends to act as a market maker for the BRIDGES, but it is not required to do so.

Market price of the           Several factors, many of which are beyond our
BRIDGES influenced by         control, will influence the value of the BRIDGES,
many unpredictable factors    including:

                              o the market price of each of the basket stocks at any time and on the specific determination dates

                              o    interest and yield rates in the market

                              o the volatility (frequency and magnitude of changes in value) of each of the basket stocks

                              o economic, financial, political and regulatory or judicial events that affect the basket stocks or stock markets generally and which may affect the final average basket value

                              o    currency exchange rate fluctuations

                              o the time remaining to the maturity of the BRIDGES

                              o    the dividend rate on each of the basket
                                   stocks

                              o    our creditworthiness

                              Some or all of these factors will influence the price that you will receive if you sell your BRIDGES prior to maturity. For example, you may have to sell your BRIDGES at a substantial discount from the principal amount if at the time of sale or on earlier determination dates the basket value is at, below or not sufficiently above $10 or if market interest rates rise.

                              You cannot predict the future performance of any of the basket stocks or of the basket stocks as a whole based on their historical performance. Neither can you predict whether increases in the prices of any of the basket stocks will be offset by decreases in the prices of other basket stocks. We cannot guarantee that the final average basket value will be higher than $10 so that you will receive at maturity an amount in excess of the principal amount of the BRIDGES.

Investing in the BRIDGES is   Because the final average basket value is based on
not equivalent to investing   the closing value of the basket stocks on the six
in the basket stocks          determination dates during the term of the
                              BRIDGES, it is possible for the final average basket value to be lower than $10 even if the basket closing value at maturity is higher than $10.

There are risks associated    The BRIDGES are an investment that is dependent
with a sector investment      upon the performance of selected issuers in a
                              particular sector of the economy-namely, the aerospace and defense industries. Consequently, the value of the BRIDGES may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence than an investment in a more broadly diversified group of issuers. In particular, the value of the basket stocks and the BRIDGES may be affected by the outbreak, continuation, escalation or cessation of international conflicts or terrorist acts.

Aerospace and defense         The trading prices of aerospace and defense
industry company stock        industry companies' common stocks have been and
prices are volatile           are likely to continue to be volatile.
                              Fluctuations in the trading prices of the basket stocks may result in a significant disparity between the value of the basket stocks on any or all of the annual determination dates and the overall performance of the basket stocks over the terms of the BRIDGES.

The basket stocks are not     Although the basket stocks have been selected to
necessarily representative    represent a broad range of businesses and market
of the aerospace and          capitalizations within the aerospace and defense
defense industry              industry, the performance of the basket may not
                              perfectly correlate with the performance of the entire industry. The basket may decline in value even if the industry as a whole rises in value.
                              Furthermore, one or more of the issuers of the basket stocks may engage in new lines of business or cease to be involved in the aerospace and defense industry.

Aerospace and defense         Companies involved in the aerospace and defense
industry companies face       industries face a number of unique risks,
extensive regulation and      including the following:
intense competition
                              o    changes in the defense budgets of the United
                                   States and other countries

                              o regulatory or legal developments, including significant litigation matters, affecting the issuers of the basket stocks or the industries in which they operate

                              o    unfavorable termination provisions in
                                   contracts with the U.S. government or other governments subject to audit and modification

                              o announcements by competitors of the issuers of the basket stocks of new government contracts or projects, significant acquisitions, strategic partnerships, joint ventures or capital commitments

                              o the difficulty of enforcing intellectual property rights and agreements, including under foreign legal systems

The issuers of the basket     Historically, a significant portion of the sales
stocks depend on the U.S.     of the issuers of the basket stocks have been to
government or other           the U.S. government and its agencies and other
governments for a             governments. Some of the issuers of the basket
significant portion of        stocks have government products and programs that
their sales                   must compete with programs of other defense
                              contractors. The funding of government programs is dependent on congressional appropriations and administrative allotment of funds and may be affected by changes in government policies resulting from various military and political developments. In addition, funding for defense programs competes with non-defense spending of the government. A shift in government defense spending to other programs in which an issuer of a basket stock is not involved or a reduction in government defense spending generally could have severe consequences on that issuer's revenue and earnings.

                              Government defense contracts typically involve long lead times for design and development and are subject to changes in contract scheduling. Since the majority of revenues for some of the issuers of the basket stocks are dependent on the procurement, performance and payment under its government contracts, including contracts with governments outside the United States, the termination of one or more critical government contracts could have a negative impact on their results of operation and financial condition.

Industry consolidation may    The aerospace and defense industry in recent years
alter the composition of      has undergone considerable consolidation, which
the basket                    may continue during the life of BRIDGES. If the
                              issuer of a basket stock is acquired in a stock-for-stock transaction, the acquiring company will assume that basket stock's exchange ratio in the basket, including if the acquiror is already in the basket. Consequently, consolidation among issuers of the basket stocks will result in an increased weighting for the surviving company. The effect of consolidation transactions and other reorganization events on the basket stocks is described in paragraph 5 under "Description of BRIDGES--Antidilution Adjustments."

No affiliation with the       We are not affiliated with any of the issuers of
issuers of the basket         the basket stocks. We or our subsidiaries may
stocks                        presently or from time to time engage in business
                              with one or more of the issuers of the basket stocks, including extending loans to, or making equity investments in, one or more of the issuers of the basket stocks or their affiliates or subsidiaries or providing advisory services to one or more of the issuers of the basket stocks, including merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about one or more of the issuers of the basket stocks. Moreover, we have no ability to control the actions of the issuers of the basket stocks, including any corporate actions of the type that would require the calculation agent to adjust the exchange ratios of the basket stocks. We or our affiliates from time to time have published and in the future may publish research reports with respect to the basket stocks. The basket was compiled independently of any research recommendations and may not be consistent with such recommendations. The basket currently includes stocks that we or our affiliates recommend as overweight, equal-weight or underweight in our research reports, as well as stocks that we or our affiliates do not cover in our research reports. Furthermore, the composition of the basket will not be affected by any change that we or our affiliates may make in our recommendations or decisions to begin or discontinue coverage of any of the issuers of the basket stocks in our research reports. The issuers of the basket stocks are not involved in the offering of the BRIDGES in any way and have no obligation to consider your interest as an owner of these BRIDGES in taking any corporate actions that might affect the value of your BRIDGES. None of the money you pay for the BRIDGES will go to the issuers of the basket stocks.

You have no                   As an owner of BRIDGES, you will not have voting
shareholder rights            rights or rights to receive dividends or other
                              distributions or any other rights with respect to the basket stocks.

The antidilution              MS & Co., as calculation agent, will adjust the
adjustments we are            exchange ratio for a basket stock for certain
required to make do           events affecting the basket stock, such as stock
not cover every corporate     splits and stock dividends, and certain other
event that can affect the     corporate actions involving the issuer of the
basket stocks                 basket stock, such as mergers. However, the
                              calculation agent is not required to make an adjustment for every corporate event that can affect the basket stocks. For example, the calculation agent is not required to make any adjustments if the issuer of a basket stock or anyone else makes a partial tender offer or a partial exchange offer for that basket stock. If an event occurs that does not require the calculation agent to adjust the exchange ratio, the market price of the notes may be materially and adversely affected.

Adverse economic interests    As calculation agent, our affiliate MS & Co. will
of the calculation agent      calculate the final average basket value, what
and its affiliates may        adjustments should be made to the exchange ratio
influence determinations      for each basket stock to reflect certain corporate
                              and other events and whether a market disruption event has occurred. We expect that MS & Co. and other affiliates will carry out hedging activities related to the BRIDGES (and possibly to other instruments linked to the basket stocks or its component stocks), including trading in the basket stocks as well as in other instruments related to the basket stocks. MS & Co. and some of our other subsidiaries also trade the basket stocks and other financial instruments related to the basket stocks on a regular basis as part of their general broker-dealer businesses. Any of these trading activities could potentially affect the value of the basket stocks and, accordingly, could affect the payout to you on the BRIDGES.

Tax treatment                 You should also consider the tax consequences of
                              investing in the BRIDGES. The BRIDGES will be treated as "contingent payment debt instruments" for U.S. federal income tax purposes, as described in the section of this pricing supplement called
                              "Description of BRIDGES--United States Federal
                              Income Taxation." Under this treatment, if you are a U.S. taxable investor, you will be subject to annual income tax based on the comparable yield of the BRIDGES even though you will not receive any stated interest payments on the BRIDGES. In addition, any gain recognized by U.S. taxable investors on the sale or exchange of the BRIDGES generally will be treated as ordinary income.
                              Please read carefully the section of this pricing supplement called "Description of BRIDGES--United
                              States Federal Income Taxation" and the section called "United States Federal
                              Taxation--Notes--Notes Linked to Commodity Prices,
                              Single Securities, Baskets of Securities or
                              Indices" in the accompanying prospectus
                              supplement.

                              You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the BRIDGES.

                             DESCRIPTION OF BRIDGES

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "BRIDGES" refers to each $10 principal amount of any of our BRIDGES due October 30, 2009 Based on the Value of the Common Stock of Fifteen Aerospace and Defense Companies. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.).

Principal Amount......................  $

Original Issue Date (Settlement Date).                , 2002

Maturity Date.........................  October 30, 2009, subject to extension in the event of a Market Disruption
                                        Event on the sixth Determination Date
                                        for calculating the Final Average Basket
                                        Value.

                                        If, due to a Market Disruption Event or
                                        otherwise, the sixth Determination Date
                                        is postponed so that it falls less than
                                        two scheduled Trading Days prior to the
                                        scheduled Maturity Date, the Maturity
                                        Date will be the second scheduled
                                        Trading Day following that sixth
                                        Determination Date as postponed. See
                                        "--Determination Dates" below.

Specified Currency....................  U.S. Dollars

CUSIP.................................  61744Y249

Minimum Denominations.................  $10

Issue Price...........................  100%

Interest Rate.........................  None

Maturity Redemption Amount............  At maturity, you will receive for each
                                        BRIDGES the greater of (i) $10 (the
                                        principal amount of the BRIDGES) or (ii) the Final Average Basket Value. The Calculation Agent will calculate the Maturity Redemption Amount on the sixth Determination Date.

                                        We shall, or shall cause the Calculation
                                        Agent to, (i) provide written notice to
                                        the Trustee at its New York office, on
                                        which notice the Trustee may
                                        conclusively rely, and to the Depositary of the Maturity Redemption Amount, on or prior to 11:00 a.m. on the Business Day preceding the Maturity Date and (ii) deliver the aggregate cash amount due with respect to the BRIDGES to the Trustee for delivery to the holders on the Maturity Date.

Basket Stocks.........................  The Basket Stocks are the fifteen stocks set forth in the table below. The table
                                        also indicates the ticker symbol for
                                        each Basket Stock, the exchange on which each Basket Stock is listed, the proportion of the Initial Basket Value represented by the shares of each Basket Stock contained in the Basket, the Exchange Ratio with respect to each Basket Stock, the initial price of each Basket Stock used to calculate its Exchange Ratio and the value of the fractional share of each Basket Stock contained in the Basket based upon those initial prices.

                                                                                                               Initial    Initial
                                                                                       Proportion              Price of  Value per
                                              Issuer of           Ticker               of Initial    Exchange   Basket    Basket
                                             Basket Stock         Symbol   Exchange   Basket Value     Ratio    Stock      Stock
                                             ------------         ------   --------   ------------   --------  --------  ---------
                                        Alliant Techsystems Inc.    ATK      NYSE         3.75%                          $ 0.375
                                        The Boeing Company           BA      NYSE        10.00%                          $ 1.000
                                        Engineered Support
                                            Systems, Inc.           EASI    NASDAQ        3.75%                          $ 0.375
                                        Embraer-Empresa
                                            Brasiliera de
                                            Aeronautica S.A.        ERJ*     NYSE         3.75%                          $ 0.375
                                        FLIR Systems, Inc.          FLIR    NASDAQ        3.75%                          $ 0.375
                                        General Dynamics
                                            Corporation              GD      NYSE        10.00%                          $ 1.000
                                        Goodrich Corporation         GR      NYSE         3.75%                          $ 0.375
                                        Honeywell
                                            International Inc.      HON      NYSE        10.00%                          $ 1.000
                                        ITT Industries, Inc.        ITT      NYSE         3.75%                          $ 0.375
                                        L-3 Communications
                                            Holdings, Inc.          LLL      NYSE         3.75%                          $ 0.375
                                        Lockheed Martin
                                            Corporation             LMT      NYSE        10.00%                          $ 1.000
                                        Northrop Grumman
                                            Corporation             NOC      NYSE        10.00%                          $ 1.000
                                        Raytheon Company            RTN      NYSE        10.00%                          $ 1.000
                                        United Defense
                                            Industries, Inc.        UDI      NYSE         3.75%                          $ 0.375
                                        United Technologies
                                            Corporation             UTX      NYSE        10.00%                          $ 1.000

                                        ----------
                                        *Trades as American Depositary Shares.

Basket ...............................  The Basket is initially a portfolio of fifteen aerospace and defense industry
                                        Basket Stocks and consists of a number
                                        of shares of each Basket Stock equal to
                                        the Exchange Ratio with respect to such
                                        Basket Stock. The issuers of the Basket
                                        Stocks are a selection of companies
                                        engaged in the aerospace and defense
                                        industry. The issuers of the Basket
                                        Stocks represent a range of market
                                        capitalizations within the aerospace and defense industry and a variety of businesses within that industry. The Basket Stocks have been weighted within the Basket to give the greatest weight to the largest market capitalization companies.

                                        The Exchange Ratio for each Basket Stock is a fraction of a share calculated so that each Basket Stock represents the initial value per Basket Stock as set forth in the table under "--Basket Stocks" above based on the initial prices of the Basket Stocks.

Exchange Ratio........................  The Exchange Ratio for each Basket Stock is set forth in the table under
                                        "--Basket Stocks" above, subject to
                                        adjustment for certain corporate and
                                        other events relating to the issuer of
                                        that Basket Stock. See "--Adjustments to the Exchange Ratios" below.

Initial Basket Value..................  $10

Final Average Basket Value............  The arithmetic average of the Basket
                                        Values on each of the Determination
                                        Dates, as determined by the Calculation
                                        Agent.

Basket Value..........................  The Basket Value on any date equals the sum of the products of the Market Price
                                        and the Exchange Ratio for each Basket
                                        Stock, each determined as of such date
                                        by the Calculation Agent.

Determination Dates...................  The Determination Dates will be October
                                        30, 2004, October 30, 2005, October 30,
                                        2006, October 30, 2007, October 30, 2008
                                        and October 28, 2009, in each such case
                                        subject to adjustment for Market
                                        Disruption Events as described in the
                                        two following paragraphs.

                                        If any of the first five scheduled
                                        Determination Dates is not a Trading Day or if a Market Disruption Event occurs on any such date, such Determination Date will be the immediately succeeding Trading Day during which no Market Disruption Event shall have occurred; provided that if a Market Disruption Event has occurred on each of the five Trading Days immediately succeeding any of the first five scheduled
                                        Determination Dates, then such fifth
                                        succeeding Trading Day will be deemed to be the relevant Determination Date, notwithstanding the occurrence of a Market Disruption Event on such day.

                                        If October 28, 2009 (the sixth scheduled
                                        Determination Date) is not a Trading Day or if there is a Market Disruption Event on such day, the sixth Determination Date will be the immediately succeeding Trading Day during which no Market Disruption Event shall have occurred.

Market Price..........................  If a Basket Stock (or any other security for which a Market Price must be
                                        determined) is listed on a national
                                        securities exchange, is a security of
                                        the Nasdaq National Market or is
                                        included in the OTC Bulletin Board
                                        Service ("OTC Bulletin Board") operated
                                        by the National Association of
                                        Securities Dealers, Inc. (the "NASD"),
                                        the Market Price for one share of such
                                        Basket Stock (or one unit of any such
                                        other security) on any Trading Day means
                                        (i) the last reported sale price,
                                        regular way, of the principal trading
                                        session on such day on the principal
                                        United States securities exchange
                                        registered under the Securities Exchange
                                        Act of 1934, as amended (the "Exchange
                                        Act"), on which such Basket Stock (or
                                        any such other security) is listed or
                                        admitted to trading (which may be the
                                        Nasdaq National Market if it is then a
                                        national securities exchange) or (ii) if not listed or admitted to trading on any such securities exchange or if such last reported sale price is not obtainable (even if such Basket Stock (or such other security) is listed or admitted to trading on such securities exchange), the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq National Market (if it is not then a national securities exchange) or OTC Bulletin Board on such day. If the last reported sale price of the principal trading session is not available pursuant to clause (i) or (ii) of the preceding sentence because of a Market Disruption Event or otherwise, the Market Price for any Trading Day shall be the mean, as determined by the Calculation Agent, of the bid prices for such Basket Stock (or any such other security) obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. A "security of the Nasdaq National Market" shall include a security included in any successor to such system and the term "OTC Bulletin Board Service" shall include any successor service thereto.

Trading Day...........................  A day, as determined by the Calculation
                                        Agent, on which trading is generally
                                        conducted on the New York Stock
                                        Exchange, Inc. ("NYSE"), the American
                                        Stock Exchange LLC, the Nasdaq National
                                        Market, the Chicago Mercantile Exchange
                                        and the Chicago Board of Options
                                        Exchange and in the over-the-counter
                                        market for equity securities in the
                                        United States.

Book Entry Note or Certificated Note..  Book Entry

Senior Note or Subordinated Note......  Senior

Trustee...............................  JPMorgan Chase Bank (formerly known as
                                        The Chase Manhattan Bank)

Agent.................................  Morgan Stanley & Co. Incorporated and
                                        its successors ("MS & Co.").

Calculation Agent.....................  MS & Co.

                                        All determinations made by the
                                        Calculation Agent will be at the sole
                                        discretion of the Calculation Agent and
                                        will, in the absence of manifest error,
                                        be conclusive for all purposes and
                                        binding on you and on us.

                                        All calculations with respect to the
                                        Exchange Ratio for each Basket Stock and the Final Average Basket Value will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per BRIDGES will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward
                                        (e.g., .76545 would be rounded up to
                                        .7655); and all dollar amounts paid on
                                        the aggregate number of BRIDGES will be
                                        rounded to the nearest cent, with one-
                                        half cent rounded upward.

                                        Because the Calculation Agent is our
                                        affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests as an owner of the BRIDGES, including with respect to certain determinations and judgments that the Calculation Agent must make in determining the Final Average Basket Value, what adjustments should be made to the Exchange Ratio with respect to a Basket Stock or whether a Market Disruption Event has occurred. See "--Adjustments to the Exchange Ratios" and "--Market Disruption Event" below. MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Adjustments to the Exchange Ratios....  The Exchange Ratio with respect to a
                                        Basket Stock will be adjusted as
                                        follows:

                                        1. If a Basket Stock is subject to a
                                        stock split or reverse stock split, then once such split has become effective, the Exchange Ratio for such Basket Stock will be adjusted to equal the product of the prior Exchange Ratio and the number of shares issued in such stock split or reverse stock split with respect to one share of such Basket Stock.

                                        2. If a Basket Stock is subject (i) to a stock dividend (issuance of additional shares of such Basket Stock) that is given ratably to all holders of shares of such Basket Stock or (ii) to a distribution of such Basket Stock as a result of the triggering of any provision of the corporate charter of the issuer of such Basket Stock, then once the dividend has been declared and the Basket Stock is trading ex-dividend, the Exchange Ratio for such Basket Stock will be adjusted so that the new Exchange Ratio shall equal the prior Exchange Ratio plus the product of
                                        (i) the number of shares issued with
                                        respect to one share of such Basket
                                        Stock and (ii) the prior Exchange Ratio
                                        for such Basket Stock.

                                        3. There will be no adjustments to any
                                        Exchange Ratio to reflect cash dividends or other distributions paid with respect to a Basket Stock other than distributions described in clauses (i),
                                        (iv) and (v) of paragraph 5 below and
                                        Extraordinary Dividends as described
                                        below. A cash dividend or other
                                        distribution with respect to a Basket
                                        Stock will be deemed to be an
                                        "Extraordinary Dividend" if such
                                        dividend or other distribution exceeds
                                        the immediately preceding non-
                                        Extraordinary Dividend for such Basket
                                        Stock by an amount equal to at least 10% of the Market Price of such Basket Stock (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) on the Trading Day preceding the ex-dividend date for the payment of such Extraordinary Dividend (the "ex-dividend date"). If an Extraordinary Dividend occurs with respect to a Basket Stock, the Exchange Ratio with respect to such Basket Stock will be adjusted on the ex-dividend date with respect to such Extraordinary Dividend so that the new Exchange Ratio will equal the product of (i) the then current Exchange Ratio and (ii) a fraction, the numerator of which is the Market Price of the Basket Stock on the Trading Day preceding the ex-dividend date, and the denominator of which is the amount by which the Market Price of the Basket Stock on the Trading Day preceding the ex-dividend date exceeds the Extraordinary Dividend Amount. The "Extraordinary Dividend Amount" with respect to an Extraordinary Dividend for a Basket Stock will equal (i) in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of such Extraordinary Dividend minus the amount per share of the immediately preceding non- Extraordinary Dividend for such Basket Stock or (ii) in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of such Extraordinary Dividend. To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the Calculation Agent, whose determination shall be conclusive. A distribution on a Basket Stock described in clause (i), (iv) or (v) of paragraph 5 below that also constitutes an Extraordinary Dividend shall cause an adjustment to the Exchange Ratio pursuant only to clause (i), (iv) or (v) of paragraph 5, as applicable.

                                        4. If an issuer of a Basket Stock issues rights or warrants to all holders of a Basket Stock to subscribe for or purchase such Basket Stock at an exercise price per share less than the Market Price of such Basket Stock on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the BRIDGES, then the Exchange Ratio for such Basket Stock will be adjusted to equal the product of the prior Exchange Ratio for such Basket Stock and a fraction, the numerator of which shall be the number of shares of such Basket Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of such Basket Stock offered for subscription or purchase pursuant to such rights or warrants and the denominator of which shall be the number of shares of such Basket Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of such Basket Stock which the aggregate offering price of the total number of shares of such Basket Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the Market Price on the expiration date of such rights or warrants, which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such Market Price.

                                        5. Any of the following shall constitute a Reorganization Event: (i) there occurs any reclassification or change of a Basket Stock, including, without limitation, as a result of the issuance of any tracking stock by the issuer of such Basket Stock, (ii) the issuer of a Basket Stock or any surviving entity or subsequent surviving entity of the issuer of such Basket Stock (an "Issuer Successor") has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of the issuer of a Basket Stock or any Issuer Successor with another corporation occurs (other than pursuant to clause
                                        (ii) above), (iv) the issuer of a Basket
                                        Stock is liquidated, (v) the issuer of a Basket Stock issues to all of its shareholders equity securities of an issuer other than the issuer of such Basket Stock (other than in a transaction described in clause (ii),
                                        (iii) or (iv) above) (a "Spinoff Event") or (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of such Basket Stock. If any Reorganization Event occurs, in each case as a result of which the holders of a Basket Stock are entitled to receive stock, other securities or other property or assets (including, without limitation, cash or other classes of securities of the issuer of such Basket Stock and including (x) in the case of the issuance of tracking stock, the reclassified share of the Basket Stock,
                                        (y) in the case of a Spin-off Event, the share of the Basket Stock with respect to which the spun-off security was issued and (z) in the case of any other Reorganization Event where the Basket Stock continues to be held by the holders receiving such distribution, the Basket Stock) (collectively, "Exchange Property") with respect to or in exchange for such Basket Stock, then in lieu of using the product of the Market Price and the Exchange Ratio for such Basket Stock to calculate the Basket Value on any date, the Calculation Agent will use the Exchange Property Value on such date. The Exchange Property Value at any date means (i) for any cash received per share of Basket Stock, the amount of cash received per share of Basket Stock as adjusted by the applicable Exchange Ratio for such Basket Stock on the date of such Reorganization Event, (ii) for any property other than cash or securities received in such distribution, the market value, as determined by the Calculation

                                        Agent, as of the date of receipt, of
                                        such Exchange Property received for each share of Basket Stock, as adjusted by the Exchange Ratio for such Basket Stock on the date of such Reorganization Event, (iii) for any security received in any such distribution, an amount equal to the Market Price, as of the date on which the Exchange Property Value is determined, per share of such security multiplied by the quantity of such security received for each share of Basket Stock, as adjusted by the Exchange Ratio for such Basket Stock on the date of the initial distribution of such Exchange Property (such as-adjusted quantity, a "New Exchange Ratio") and
                                        (iv) if the Exchange Property was
                                        distributed with respect to, rather than in exchange for, a Basket Stock, an amount equal to the Market Price, as of the date on which the Exchange Property Value is determined, for such Basket Stock multiplied by the Exchange Ratio as of the date on which the Exchange Property Value is determined. Holders of BRIDGES will not receive any interest accrued on the cash component of any Exchange Property. Any New Exchange Ratio will also be subject to the adjustments set forth in paragraphs 1 through 5 hereof.

                                        For purposes of paragraph 5 above, in
                                        the case of a consummated tender or
                                        exchange offer or going-private
                                        transaction involving Exchange Property
                                        of a particular type, Exchange Property
                                        shall be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such Exchange Property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

                                        If a Market Price for a Basket Stock is
                                        no longer available for a Basket Stock
                                        for whatever reason, including the
                                        liquidation of the issuer of such Basket
                                        Stock or the subjection of such issuer
                                        to a preceding under any applicable
                                        bankruptcy, insolvency or other similar
                                        law, then the value of such Basket Stock will equal zero for so long as no Market Price is available. There will be no substitution for any such Basket Stock.

                                        No adjustment to the Exchange Ratio of a Basket Stock will be required unless such adjustment would require a change of at least 0.1% in the Exchange Ratio of such Basket Stock then in effect. The Exchange Ratio resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to the Exchange Ratio of a Basket Stock will be made up to and including the sixth scheduled Determination Date.

                                        The Calculation Agent shall be solely
                                        responsible for the determination and
                                        calculation of any adjustments to the
                                        Exchange Ratio for a Basket Stock or
                                        method of calculating the Exchange
                                        Property Value and of any related
                                        determinations and calculations with
                                        respect to any distributions of stock,
                                        other securities or other property or
                                        assets (including cash) in connection
                                        with any corporate
                                        event described in paragraph 5 above,
                                        and its determinations and calculations
                                        with respect thereto shall be conclusive in the absence of manifest error.

                                        The Calculation Agent will provide
                                        information as to any adjustments to any Exchange Ratio upon written request by any holder of the BRIDGES.

Alternate Exchange Calculation
in Case of an Event of Default .......  In case an event of default with respect to the BRIDGES shall have occurred and
                                        be continuing, the amount declared due
                                        and payable for each BRIDGES upon any
                                        acceleration of the BRIDGES will be
                                        equal the greater of (i) $10 (the
                                        principal amount of the BRIDGES) and
                                        (ii) the Final Average Basket Value
                                        determined as though the Basket Value
                                        for any Determination Date scheduled to
                                        occur on or after such date of
                                        acceleration were the Basket Value on
                                        the date of acceleration.

                                        If the maturity of the BRIDGES is so
                                        accelerated, we shall provide such
                                        notice as promptly as possible and in no event later than two Business Days after the date of acceleration.

Market Disruption Event...............  "Market Disruption Event" means the occurrence or existence of any of the
                                        following events with respect to any
                                        Basket Stock:

                                            (i) a suspension, absence or
                                            material limitation of trading of
                                            such Basket Stock on the primary
                                            market for such Basket Stock for
                                            more than two hours of trading or
                                            during the one-half hour period
                                            preceding the close of the principal
                                            trading session in such market; or a
                                            breakdown or failure in the price
                                            and trade reporting systems of the
                                            primary market for such Basket Stock
                                            as a result of which the reported
                                            trading prices for such Basket Stock
                                            during the last one-half hour
                                            preceding the close of the principal
                                            trading session in such market are
                                            materially inaccurate; or the
                                            suspension, absence or material
                                            limitation of trading on the primary
                                            market for trading in options
                                            contracts related to such Basket
                                            Stock, if available, during the
                                            one-half hour period preceding the
                                            close of the principal trading
                                            session in the applicable market, in
                                            each case as determined by the
                                            Calculation Agent in its sole
                                            discretion; and

                                            (ii) a determination by the
                                            Calculation Agent in its sole
                                            discretion that any event described
                                            in clause (i) above materially
                                            interfered with the ability of
                                            Morgan Stanley or any of its
                                            affiliates to unwind or adjust all
                                            or a material portion of the hedge
                                            position in such Basket Stocks with
                                            respect to the BRIDGES.

                                        For purposes of determining whether a
                                        Market Disruption Event has occurred:
                                        (1) a limitation on the hours or number
                                        of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange,
                                        (2) a decision to permanently
                                        discontinue trading in the relevant
                                        options contract will not constitute a
                                        Market Disruption Event, (3) limitations pursuant to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by the NYSE, any other self-regulatory organization or the Securities and Exchange Commission of scope similar to NYSE Rule 80A as determined by the Calculation Agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading, (4) a suspension of trading in options contracts on any Basket Stock by the primary securities market trading in such options, if available, by reason of (x) a price change exceeding limits set by such securities exchange or market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in options contracts related to such Basket Stock and (5) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to any Basket Stock are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Basket Stocks;
Public Information....................  All the issuers of Basket Stocks are registered under the Exchange Act.
                                        Companies with securities registered
                                        under the Exchange Act are required to
                                        file periodically certain financial and
                                        other information specified by the
                                        Securities and Exchange Commission (the
                                        "Commission"). Information provided to
                                        or filed with the Commission can be
                                        inspected and copied at the public
                                        reference facilities maintained by the
                                        Commission at Room 1024, 450 Fifth
                                        Street, N.W., Washington, D.C. 20549,
                                        and copies of such material can be
                                        obtained from the Public Reference
                                        Section of the Commission, 450 Fifth
                                        Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, information provided to or filed with the Commission electronically can be accessed through a website maintained by the Commission. The address of the Commission's website is http://www.sec.gov. Information provided to or filed with the Commission by each of the issuers of the Basket Stocks pursuant to the Exchange Act can be located by reference to its respective Commission file number, set forth below. In addition, information regarding the issuers of the Basket Stocks may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

                                        Alliant Techsystems Inc. is an aerospace and defense company that provides propulsion, composite structures, munitions and precision capabilities. Its Commission file number is 1-10582.

                                        The Boeing Company is an aerospace
                                        company that provides missile defense,
                                        human space flight and launch services
                                        and manufactures satellites, commercial
                                        jetliners and military aircraft. Its
                                        Commission file number is 1-442.

                                        Engineered Support Systems, Inc. is a
                                        supplier of military electronics,
                                        support equipment and logistics services for the armed forces of the United States of America, certain foreign militaries and commercial customers. Its Commission file number is 0-13880.

                                        Embraer-Empresa Brasiliera de
                                        Aeronautica S.A. is engaged in the
                                        design, production and sale of aircraft
                                        and aerospace materials, the promotion
                                        or execution of technical activities
                                        related to the production and
                                        maintenance of aerospace materials and
                                        the execution of other technological,
                                        industrial and commercial activities and services related to the aerospace industry. Its Commission file number is 1-15102. In the case of Embraer-Empresa Brasiliera de Aeronautica S.A., the Basket Stock is the American Depositary Share representing the company's common shares and not the underlying common shares.

                                        FLIR Systems, Inc. is engaged in the
                                        design, manufacture and marketing of
                                        thermal imaging and broadcast camera
                                        systems for commercial and government
                                        applications. Its Commission file number is 0-21918.

                                        General Dynamics Corporation is a
                                        company with market positions in
                                        business aviation, information systems
                                        and technologies, shipbuilding and
                                        marine systems, and land and amphibious
                                        combat systems. Its Commission file
                                        number is 1-3671.

                                        Goodrich Corporation is a supplier of
                                        aerospace components, systems and
                                        services for aircraft and engine
                                        manufacturers, airlines and other
                                        operators. Its Commission file number is 1-892.

                                        Honeywell International Inc. is a
                                        provider of aerospace products and
                                        services, control technologies for
                                        buildings, home and industries,
                                        automotive products, power generation
                                        systems, specialty chemicals, fibers,
                                        plastics and electronic and advanced
                                        materials. Its Commission file number is 1-8974.

                                        ITT Industries, Inc. is engaged directly and through its subsidiaries in the design and manufacture of a wide range of engineered products and the provision of related services. Its Commission file number is 1-5627.

                                        L-3 Communications Holdings, Inc. is a
                                        merchant supplier of intelligence,
                                        surveillance and reconnaissance
                                        products, communications systems and
                                        products, avionics and ocean products,
                                        training products, microwave components
                                        and telemetry, instrumentation, space
                                        and wireless products. Its Commission
                                        file number is 1-14141.

                                        Lockheed Martin Corporation is engaged
                                        in the research, design, development,
                                        manufacture and integration of advanced
                                        technology systems, products and
                                        services for government and commercial
                                        customers. Its Commission file number is 1-11437.

                                        Northrop Grumman Corporation is a
                                        provider of services and solutions in
                                        defense and commercial electronics,
                                        systems integration, information
                                        technology and nuclear and non-nuclear
                                        shipbuilding and systems. Its Commission file number is 1-16411.

                                        Raytheon Company is a defense,
                                        government and commercial electronics
                                        and business and special mission
                                        aircraft supplier. Its

                                        Commission file number is 1-13699.

                                        United Defense Industries, Inc. is
                                        engaged in the design, development and
                                        production of combat vehicles,
                                        artillery, naval guns, missile launchers and precision munitions used by the U.S. Department of Defense and foreign militaries. Its Commission file number is 1-16821.

                                        United Technologies Corporation is a
                                        provider of high technology products to
                                        the aerospace and building systems
                                        industries. Its Commission file number
                                        is 1-812.

                                        This pricing supplement relates only to
                                        the BRIDGES offered hereby and does not
                                        relate to the Basket Stocks or other
                                        securities of the issuers of the Basket
                                        Stocks. We have derived all disclosures
                                        contained in this pricing supplement
                                        regarding the issuers of the Basket
                                        Stocks from the publicly available
                                        documents described in the preceding
                                        paragraphs. Neither we nor the Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the issuers of the Basket Stocks in connection with the offering of the BRIDGES. Neither we nor the Agent makes any representation that such publicly available documents are or any other publicly available information regarding the issuers of the Basket Stocks is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraphs) that would affect the trading prices of the Basket Stocks (and therefore the Initial Basket Value and the Exchange Ratios) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the issuers of the Basket Stocks could affect the payout you receive on the BRIDGES.

                                        Neither we nor any of our affiliates
                                        makes any representation to you as to
                                        the performance of any of the Basket
                                        Stocks or the Basket as a whole.

                                        We and/or our subsidiaries may presently or from time to time engage in business with the issuers of the Basket Stocks, including extending loans to, or making equity investments in, the issuers of the Basket Stocks or providing advisory services to the issuers of the Basket Stocks, including merger and acquisition advisory services. In the course of such business, we and/or our subsidiaries may acquire non-public information with respect to the issuers of the Basket Stocks and, in addition, one or more of our affiliates may publish research reports with respect to the issuers of Basket Stocks. The statement in the preceding sentence is not intended to affect the rights of the holders of the BRIDGES under the securities laws. As a prospective purchaser of a BRIDGES, you should undertake an independent investigation of the issuers of the Basket Stocks as in your judgment is appropriate to make an informed decision with respect to an investment in the Basket Stocks.

Historical Information................  The following table sets forth the published high and low Market Prices for each Basket Stock during 1999, 2000, 2001 and during 2002 through September 25, 2002. The Market Price of each Basket Stock on September 25, 2002 is set forth above under "--Basket Stocks." We obtained the information in the table below from Bloomberg Financial Markets, and we believe such information to be accurate.

                                        The historical prices of the Basket
                                        Stocks should not be taken as an
                                        indication of future performance, and no assurance can be given as to the level of the Basket Stocks on any Determination Date. The value of the Basket Stocks may be lower on the Determination Dates than on the date of this pricing supplement so that you will receive only the $10 principal amount of the BRIDGES at maturity. We cannot give you any assurance that the average value of the Basket Stocks on the Determination Dates will be higher than $10.

                                                Alliant Techsystems Inc.               High           Low       Dividends
                                        ----------------------------------------    ----------    ----------    ----------
                                        (CUSIP 018804104)
                                        1999
                                        First Quarter ..........................    $    26.00    $    21.54    $        -
                                        Second Quarter .........................         25.78         22.50             -
                                        Third Quarter ..........................         25.09         20.11             -
                                        Fourth Quarter .........................         20.50         15.19             -
                                        2000
                                        First Quarter ..........................         20.59         15.81             -
                                        Second Quarter .........................         21.67         17.54             -
                                        Third Quarter ..........................         24.48         20.67             -
                                        Fourth Quarter .........................         29.86         23.02             -
                                        2001
                                        First Quarter ..........................         39.36         27.14             -
                                        Second Quarter .........................         45.11         37.64             -
                                        Third Quarter ..........................         59.56         38.22             -
                                        Fourth Quarter .........................         61.73         48.20             -
                                        2002
                                        First Quarter ..........................         68.00         47.44             -
                                        Second Quarter .........................         75.55         62.00             -
                                        Third Quarter (through September
                                            25, 2002) ..........................         73.70         53.92             -

                                        Historical prices with respect to the
                                        common stock of Alliant Techsystems Inc.
                                        have been adjusted for a 3-for-2 stock
                                        split which became effective in the
                                        fourth quarter of 2000, a 3-for-2 stock
                                        split which became effective in the
                                        third quarter of 2001 and a 3-for-2
                                        stock split which became effective in
                                        the second quarter of 2002.

                                                   The Boeing Company                  High           Low       Dividends
                                        ----------------------------------------    ----------    ----------    ----------
                                        (CUSIP 097023105)
                                        1999
                                        First Quarter ..........................    $    37.38    $    32.94    $      .14
                                        Second Quarter .........................         45.75         33.94           .14
                                        Third Quarter ..........................         47.63         41.69           .14
                                        Fourth Quarter .........................         46.06         37.25           .14

                                                   The Boeing Company                  High           Low       Dividends
                                        ----------------------------------------    ----------    ----------    ----------
                                        (CUSIP 097023105)
                                        2000
                                        First Quarter ..........................    $    47.63    $    32.38    $      .14
                                        Second Quarter .........................         41.81         34.75           .14
                                        Third Quarter ..........................         66.06         41.69           .14
                                        Fourth Quarter .........................         69.94         56.13           .14
                                        2001
                                        First Quarter ..........................         65.50         52.00           .17
                                        Second Quarter .........................         68.79         54.61           .17
                                        Third Quarter ..........................         59.21         29.76           .17
                                        Fourth Quarter .........................         39.10         32.40           .17
                                        2002
                                        First Quarter ..........................         50.88         38.05           .17
                                        Second Quarter .........................         49.58         41.51           .17
                                        Third Quarter (through September
                                            25, 2002) ..........................         45.00         34.96           .17

                                             Engineered Support Systems, Inc.          High           Low       Dividends
                                        ----------------------------------------    ----------    ----------    ----------
                                        (CUSIP 292866100)
                                        1999
                                        First Quarter ..........................    $    13.95    $    12.00    $    .0144
                                        Second Quarter .........................         12.60          9.45             -
                                        Third Quarter ..........................         11.40          9.40         .0144
                                        Fourth Quarter .........................         10.40          8.75             -
                                        2000
                                        First Quarter ..........................         11.70          9.20         .0144
                                        Second Quarter .........................         11.10          8.65             -
                                        Third Quarter ..........................         16.35         10.75         .0144
                                        Fourth Quarter .........................         19.95         13.20             -
                                        2001
                                        First Quarter ..........................         30.90         17.30         .0144
                                        Second Quarter .........................         42.50         18.63             -
                                        Third Quarter ..........................         51.25         30.23          .018
                                        Fourth Quarter .........................         54.21         30.40             -
                                        2002
                                        First Quarter ..........................         46.25         30.19          .018
                                        Second Quarter .........................         53.28         44.75             -
                                        Third Quarter (through
                                            September 25, 2002) ................         61.25         42.90          0.18

                                        Historical prices with respect to the
                                        common stock of Engineered Support
                                        Systems, Inc. have been adjusted for a
                                        5-for-4 stock split which became
                                        effective in the first quarter of 2001.

                                                   Embraer-Empresa de
                                                Brasiliera Aeronautica S.A.            High           Low       Dividends
                                        ----------------------------------------    ----------    ----------    ----------
                                        (CUSIP 29081m102)
                                        2000
                                        Third Quarter (beginning July 20,
                                            2000) ..............................    $    27.53    $    16.20    $        -
                                        Fourth Quarter .........................         34.81         22.54       .084323
                                        2001
                                        First Quarter ..........................         36.56         30.21       .097983
                                        Second Quarter .........................         39.84         31.52       .417936
                                        Third Quarter ..........................         34.54         10.46       .083009
                                        Fourth Quarter .........................         19.44         10.03       .351389

                                                   Embraer-Empresa de
                                                Brasiliera Aeronautica S.A.            High           Low       Dividends
                                        ----------------------------------------    ----------    ----------    ----------
                                        (CUSIP 29081m102)
                                        2002
                                        First Quarter ..........................    $    22.81    $    18.05    $  .118472
                                        Second Quarter .........................         23.77         19.09         .4165
                                        Third Quarter (through
                                            September 25, 2002) ................         21.20         14.04       .102972

                                        Distributions on the common shares of
                                        Embraer-Empresa de Brasiliera
                                        Aeronautica S.A. include ordinary
                                        dividends and interest on shareholders'
                                        equity and have been expressed in
                                        amounts net of witholding tax. In
                                        addition, during the first quarter of
                                        2002, a stock dividend payment of
                                        14.211% was issued.

                                                    FLIR Systems, Inc.                 High           Low       Dividends
                                        ----------------------------------------    ----------    ----------    ----------
                                        (CUSIP 302445101)
                                        1999
                                        First Quarter ..........................    $    23.63    $    17.25    $        -
                                        Second Quarter .........................         18.81         12.06             -
                                        Third Quarter ..........................         17.88         12.94             -
                                        Fourth Quarter .........................         17.00         11.25             -
                                        2000
                                        First Quarter ..........................         18.63          8.81             -
                                        Second Quarter .........................         10.25          5.25             -
                                        Third Quarter ..........................          9.13          5.50             -
                                        Fourth Quarter .........................          6.50          3.06             -
                                        2001
                                        First Quarter ..........................          8.97          4.41             -
                                        Second Quarter .........................         25.03          8.06             -
                                        Third Quarter ..........................         41.03         21.45             -
                                        Fourth Quarter .........................         47.32         34.34             -
                                        2002
                                        First Quarter ..........................         58.64         37.90             -
                                        Second Quarter .........................         51.58         38.00             -
                                        Third Quarter (through
                                            September 25, 2002) ................         42.80         36.10             -

                                              General Dynamics Corporation             High           Low       Dividends
                                        ----------------------------------------    ----------    ----------    ----------
                                        (CUSIP 369550108)
                                        1999
                                        First Quarter ..........................    $    64.75    $    53.50    $      .22
                                        Second Quarter .........................         74.81         63.50           .24
                                        Third Quarter ..........................         70.56         60.31           .24
                                        Fourth Quarter .........................         62.38         46.94           .24
                                        2000
                                        First Quarter ..........................         56.25         37.00           .24
                                        Second Quarter .........................         60.38         50.25           .26
                                        Third Quarter ..........................         64.56         52.19           .26
                                        Fourth Quarter .........................         78.00         59.75           .26
                                        2001
                                        First Quarter ..........................         75.06         61.00           .26
                                        Second Quarter .........................         83.65         63.65           .28
                                        Third Quarter ..........................         89.60         74.66           .28
                                        Fourth Quarter .........................         94.99         76.84           .28

                                              General Dynamics Corporation             High           Low       Dividends
                                        ----------------------------------------    ----------    ----------    ----------
                                        (CUSIP 369550108)
                                        2002
                                        First Quarter ..........................    $    95.24    $    75.27    $      .28
                                        Second Quarter .........................        110.58         92.55           .30
                                        Third Quarter (through
                                            September 25, 2002) ................        106.66         74.57           .30

                                                  Goodrich Corporation                 High           Low       Dividends
                                        ----------------------------------------    ----------    ----------    ----------
                                        (CUSIP 382388106)
                                        1999
                                        First Quarter ..........................    $    34.80    $    30.34    $     .275
                                        Second Quarter .........................         43.34         31.66          .275
                                        Third Quarter ..........................         42.98         25.95          .275
                                        Fourth Quarter .........................         26.91         20.23          .275
                                        2000
                                        First Quarter ..........................         28.47         21.20          .275
                                        Second Quarter .........................         36.12         27.21          .275
                                        Third Quarter ..........................         41.24         30.76          .275
                                        Fourth Quarter .........................         39.85         31.48          .275
                                        2001
                                        First Quarter ..........................         41.08         32.45          .275
                                        Second Quarter .........................         42.62         35.14          .275
                                        Third Quarter ..........................         36.97         16.47          .275
                                        Fourth Quarter .........................         25.64         18.07          .275
                                        2002
                                        First Quarter ..........................         30.82         23.31          .275
                                        Second Quarter .........................         32.85         26.44          .275
                                        Third Quarter (through
                                            September 25, 2002) ................         26.47         19.52           .20

                                        Historical prices with respect to the
                                        common stock of Goodrich Corporation
                                        have been adjusted for a 1-for-5 spinoff which became effective in the second quarter of 2002.

                                               Honeywell International Inc.            High           Low       Dividends
                                        ----------------------------------------    ----------    ----------    ----------
                                        (CUSIP 438516106)
                                        1999
                                        First Quarter ..........................    $    50.75    $    39.00    $      .17
                                        Second Quarter .........................         68.06         50.25           .17
                                        Third Quarter ..........................         67.69         57.50           .17
                                        Fourth Quarter .........................         63.75         52.38           .17
                                        2000
                                        First Quarter ..........................         59.88         41.81         .1875
                                        Second Quarter .........................         57.81         33.25         .1875
                                        Third Quarter ..........................         40.88         33.00         .1875
                                        Fourth Quarter .........................         55.19         33.69         .1875
                                        2001
                                        First Quarter ..........................         49.42         35.93         .1875
                                        Second Quarter .........................         53.50         34.90             -
                                        Third Quarter ..........................         38.95         23.59          .375
                                        Fourth Quarter .........................         34.50         25.65         .1875
                                        2002
                                        First Quarter ..........................         40.37         29.11         .1875
                                        Second Quarter .........................         40.76         34.85         .1875
                                        Third Quarter (through
                                            September 25, 2002) ................         36.50         21.77         .1875

                                                  ITT Industries, Inc.                 High           Low       Dividends
                                        ----------------------------------------    ----------    ----------    ----------
                                        (CUSIP 450911102)
                                        1999
                                        First Quarter ..........................    $    40.44    $    35.75    $      .15
                                        Second Quarter .........................         41.50         35.31           .15
                                        Third Quarter ..........................         39.88         31.31           .15
                                        Fourth Quarter .........................         36.00         31.75           .15
                                        2000
                                        First Quarter ..........................         34.75         23.25           .15
                                        Second Quarter .........................         35.06         29.06           .15
                                        Third Quarter ..........................         34.75         30.31           .15
                                        Fourth Quarter .........................         39.13         30.63           .15
                                        2001
                                        First Quarter ..........................         43.99         36.60           .15
                                        Second Quarter .........................         48.80         38.21           .15
                                        Third Quarter ..........................         45.78         42.00           .15
                                        Fourth Quarter .........................         51.30         43.41           .15
                                        2002
                                        First Quarter ..........................         63.81         47.25           .15
                                        Second Quarter .........................         70.60         63.22           .15
                                        Third Quarter (through
                                            September 25, 2002) ................         69.55         56.10           .15

                                            L-3 Communications Holdings, Inc.          High           Low       Dividends
                                        ----------------------------------------    ----------    ----------    ----------
                                        (CUSIP 502424104)
                                        1999
                                        First Quarter ..........................    $    23.94    $    19.69    $        -
                                        Second Quarter .........................         26.44         22.16             -
                                        Third Quarter ..........................         24.22         18.19             -
                                        Fourth Quarter .........................         22.56         17.41             -
                                        2000
                                        First Quarter ..........................         25.97         17.84             -
                                        Second Quarter .........................         29.31         22.63             -
                                        Third Quarter ..........................         31.88         26.28             -
                                        Fourth Quarter .........................         38.78         28.59             -
                                        2001
                                        First Quarter ..........................         45.00         32.50             -
                                        Second Quarter .........................         44.45         38.04             -
                                        Third Quarter ..........................         43.73         31.24             -
                                        Fourth Quarter .........................         48.24         39.70             -
                                        2002
                                        First Quarter ..........................         58.23         44.09             -
                                        Second Quarter .........................         65.99         51.35             -
                                        Third Quarter (through
                                            September 25, 2002) ................         57.50         42.29             -

                                        Historical prices with respect to the
                                        common stock of L-3 Communications
                                        Holdings, Inc. have been adjusted for a
                                        2-for-1 stock split which became
                                        effective in the second quarter of 2002.

                                               Lockheed Martin Corporation             High           Low       Dividends
                                        ----------------------------------------    ----------    ----------    ----------
                                        (CUSIP 539830109)
                                        1999
                                        First Quarter ..........................    $    42.00    $    35.25    $      .22
                                        Second Quarter .........................         44.56         34.00           .22
                                        Third Quarter ..........................         39.31         30.63           .22
                                        Fourth Quarter .........................         32.75         17.38           .22

                                               Lockheed Martin Corporation             High           Low       Dividends
                                        ----------------------------------------    ----------    ----------    ----------
                                        (CUSIP 539830109)
                                        2000
                                        First Quarter ..........................    $    21.44    $    16.63    $      .11
                                        Second Quarter .........................         27.00         20.31           .11
                                        Third Quarter ..........................         32.93         24.31           .11
                                        Fourth Quarter .........................         35.85         30.20           .11
                                        2001
                                        First Quarter ..........................         39.05         31.73           .11
                                        Second Quarter .........................         39.35         34.50           .11
                                        Third Quarter ..........................         44.60         35.80           .11
                                        Fourth Quarter .........................         49.92         43.61           .11
                                        2002
                                        First Quarter ..........................         58.41         46.24           .11
                                        Second Quarter .........................         71.43         58.53           .11
                                        Third Quarter (through
                                            September 25, 2002) ................         69.26         53.95           .11

                                              Northrop Grumman Corporation             High           Low       Dividends
                                        ----------------------------------------    ----------    ----------    ----------
                                        (CUSIP 666807102)
                                        1999
                                        First Quarter ..........................    $    73.25    $    57.00    $      .40
                                        Second Quarter .........................         73.31         57.75           .40
                                        Third Quarter ..........................         75.69         59.94           .40
                                        Fourth Quarter .........................         62.31         49.00           .40
                                        2000
                                        First Quarter ..........................         55.19         43.56           .40
                                        Second Quarter .........................         80.25         52.44           .40
                                        Third Quarter ..........................         91.81         65.63           .40
                                        Fourth Quarter .........................         92.50         74.13           .40
                                        2001
                                        First Quarter ..........................         97.54         79.81           .40
                                        Second Quarter .........................         95.37         77.60           .40
                                        Third Quarter ..........................        102.97         77.00           .40
                                        Fourth Quarter .........................        108.97         89.02           .40
                                        2002
                                        First Quarter ..........................        117.80         96.00           .40
                                        Second Quarter .........................        132.50        112.24           .40
                                        Third Quarter (through
                                            September 25, 2002) ................        128.00         95.99           .40

                                                    Raytheon Company                   High           Low       Dividends
                                        ----------------------------------------    ----------    ----------    ----------
                                        (CUSIP 755111507)
                                        1999
                                        First Quarter ..........................    $    58.63    $    52.13    $      .20
                                        Second Quarter .........................         74.19         59.00           .20
                                        Third Quarter ..........................         74.94         44.50           .20
                                        Fourth Quarter .........................         48.81         22.63           .20
                                        2000
                                        First Quarter ..........................         27.94         17.75           .20
                                        Second Quarter .........................         24.94         18.25           .20
                                        Third Quarter ..........................         29.56         19.81           .20
                                        Fourth Quarter .........................         35.81         27.25           .20

                                                    Raytheon Company                   High           Low       Dividends
                                        ----------------------------------------    ----------    ----------    ----------
                                        (CUSIP 755111507)
                                        2001
                                        First Quarter ..........................    $    36.59    $    26.00    $      .20
                                        Second Quarter .........................         32.85         26.30           .20
                                        Third Quarter ..........................         34.80         24.85           .20
                                        Fourth Quarter .........................         36.30         29.82           .20
                                        2002
                                        First Quarter ..........................         41.50         31.30           .20
                                        Second Quarter .........................         45.12         38.05           .20
                                        Third Quarter (through
                                            September 25, 2002) ................         39.15         29.00           .20

                                        Historical prices with respect to the
                                        common stock of Raytheon Company have
                                        been adjusted for a 1-for-20 stock split which became effective in the second quarter of 2001 and a 20-for-1 stock split which became effective in the second quarter of 2001.

                                             United Defense Industries, Inc.           High           Low       Dividends
                                        ----------------------------------------    ----------    ----------    ----------
                                        (CUSIP 91018B104)
                                        2001
                                        Fourth Quarter (beginning
                                        December 13, 2001) .....................    $    21.70    $    19.00    $        -
                                        2002
                                        First Quarter ..........................         28.29         19.75             -
                                        Second Quarter .........................         28.94         20.97             -
                                        Third Quarter (through
                                            September 25, 2002) ................         23.50         19.09             -

                                             United Technologies Corporation           High           Low       Dividends
                                        ----------------------------------------    ----------    ----------    ----------
                                        (CUSIP 913017109)
                                        1999
                                        First Quarter ..........................    $    67.81    $    54.00    $      .18
                                        Second Quarter .........................         74.69         61.75           .18
                                        Third Quarter ..........................         71.19         56.00           .20
                                        Fourth Quarter .........................         65.00         52.31           .20
                                        2000
                                        First Quarter ..........................         65.25         48.06           .20
                                        Second Quarter .........................         66.19         54.50           .20
                                        Third Quarter ..........................         71.50         56.69           .20
                                        Fourth Quarter .........................         79.75         63.50          .225
                                        2001
                                        First Quarter ..........................         82.08         67.00          .225
                                        Second Quarter .........................         87.21         70.83          .225
                                        Third Quarter ..........................         76.56         41.64          .225
                                        Fourth Quarter .........................         65.56         47.25          .225
                                        2002
                                        First Quarter ..........................         77.25         59.37          .245
                                        Second Quarter .........................         75.00         64.85          .245
                                        Third Quarter (through
                                            September 25, 2002) ................         71.00         55.98          .245

                                        Historical prices with respect to the
                                        common stock of United Technologies
                                        Corporation have been adjusted for a
                                        2-for-1 stock split which became
                                        effective in the second quarter of 1999.

                                        We make no representation as to the
                                        amount of dividends, if any, that the
                                        issuers of the Basket Stocks will pay in the future. In any event, as an owner of BRIDGES, you will not be entitled to receive dividends, if any, that may be payable on the Basket Stocks.

                                            Historical Basket Values Graph

                                        The following graph shows the historical daily values for a basket composed of the Basket Stocks, assuming that the exchange ratios had been determined on January 4, 1999, so that each Basket Stock (excluding Embraer-Empresa
                                        Brasileira de Aeronautica S.A. and
                                        United Defense Industries, Inc., which
                                        were not trading on the exchanges at
                                        that time) would represent its initial
                                        value per Basket Stock as set forth in
                                        the table under "--Basket Stocks" above.
                                        The graph covers the period from January
                                        4, 1999 through September 25, 2002. The
                                        basket values shown in the graph first
                                        include the initial values under
                                        "--Basket Stocks" for Embraer-Empresa
                                        Brasileira de Aeronautica S.A. as of
                                        July 20, 2000 and for United Defense
                                        Industries, Inc. as of December 13,
                                        2001. Because the Exchange Ratios for
                                        the Basket Stocks for the BRIDGES will
                                        be set on the day we first offer the
                                        BRIDGES to the public, they will be
                                        different than the exchange ratios used
                                        in this illustration. The historical
                                        performance of the Basket Stocks cannot
                                        be taken as an indication of their
                                        future performance.

                                                  [GRAPHIC OMITTED]


Use of Proceeds and Hedging...........  The net proceeds we receive from the sale of the BRIDGES will be used for
                                        general corporate purposes and, in part, by us or by one or more of our subsidiaries in connection with hedging our obligations under the BRIDGES. See also "Use of Proceeds" in the accompanying prospectus.

                                        On or prior to the date of this pricing
                                        supplement, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the BRIDGES by taking positions in the Basket Stocks, in futures or options contracts on the Basket Stocks listed on major securities markets, or positions in any other available securities or instruments that we may wish to use in connection with such hedging. In the event that we pursue such a hedging strategy, the price at which we are able to purchase such positions may be a factor in determining the price of the BRIDGES. Purchase activity could potentially increase the value of the Basket Stocks, and therefore effectively increase the level of the Basket Stocks that must prevail on the Determination Dates in order for you to receive at maturity a payment that exceeds the principal amount of the BRIDGES. Although we have no reason to believe that our hedging activity will have a material impact on the value of the Basket Stocks, we cannot give any assurance that we will not affect such value as a result of our hedging activities. Through our subsidiaries, we are likely to modify our hedge position throughout the life of the BRIDGES, including on the Determination Dates, by purchasing and selling the Basket Stocks, futures or options contracts on the Basket Stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities.

Supplemental Information Concerning
Plan of Distribution..................  Under the terms and subject to conditions contained in the U.S.
                                        distribution agreement referred to in
                                        the prospectus supplement under "Plan of
                                        Distribution," the Agent, acting as
                                        principal for its own account, has
                                        agreed to purchase, and we have agreed
                                        to sell, the principal amount of BRIDGES
                                        set forth on the cover of this pricing
                                        supplement. The Agent proposes initially
                                        to offer the BRIDGES directly to the
                                        public at the public offering price set
                                        forth on the cover page of this pricing
                                        supplement; provided that the price will
                                        be $         per BRIDGES for purchasers
                                        of 100,000 or more BRIDGES in any single
                                        transaction, subject to the holding
                                        period requirements described below. The
                                        Agent may allow a concession not in
                                        excess of     % of the principal amount
                                        of the BRIDGES to other dealers. We
                                        expect to deliver the BRIDGES against
                                        payment therefor in New York, New York
                                        on          , 2002. After the initial
                                        offering, the Agent may vary the
                                        offering price and other selling terms
                                        from time to time.

                                        Where an investor purchases 100,000 or
                                        more BRIDGES in a single transaction at
                                        the reduced price, approximately     %
                                        of the BRIDGES purchased by the investor
                                        (the "Delivered BRIDGES") will be
                                        delivered on the Settlement Date. The
                                        balance of approximately     % of the
                                        BRIDGES (the "Escrowed BRIDGES")
                                        purchased by the investor will be held
                                        in escrow at MS & Co. for the benefit of the investor and delivered to such investor if the investor and any accounts in which the investor may have deposited any of its Delivered BRIDGES have held all of the Delivered BRIDGES for 30 calendar days following the Original Issue Date or any shorter period deemed appropriate by the Agent. If an investor or any account in which the investor has deposited any of its Delivered BRIDGES fails to satisfy the holding period requirement, as determined by the Agent, all of the investor's Escrowed BRIDGES will be forfeited by the investor and not delivered to it. The Escrowed BRIDGES will instead be delivered to the Agent for sale to investors. This forfeiture will have the effect of increasing the purchase price per BRIDGES for such investors to 100% of the principal amount of the BRIDGES. Should investors who are subject to the holding period requirement sell their BRIDGES once the holding period is no longer applicable, the market price of the BRIDGES may be adversely affected. See also "Plan of Distribution" in the accompanying prospectus supplement.

                                        In order to facilitate the offering of
                                        the BRIDGES, the Agent may engage in
                                        transactions that stabilize, maintain or otherwise affect the price of the BRIDGES. Specifically, the Agent may sell more BRIDGES than it is obligated to purchase in connection with the offering, creating a naked short position in the BRIDGES for its own account. The Agent must close out any naked short position by purchasing the BRIDGES in the open market. A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the BRIDGES in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase, BRIDGES in the open market to stabilize the price of the BRIDGES. Any of these activities may raise or maintain the market price of the BRIDGES above independent market levels or prevent or retard a decline in the market price of the BRIDGES. The Agent is not required to engage in these activities, and may end any of these activities at any time. See "--Use of Proceeds and Hedging" above.

ERISA Matters for Pension Plans
and Insurance Companies...............  Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (a "Plan") should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the BRIDGES. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

                                        In addition, we and certain of our
                                        subsidiaries and affiliates, including
                                        MS & Co. and Morgan Stanley DW Inc.
                                        (formerly Dean Witter Reynolds Inc.)
                                        ("MSDWI"), may each be considered a
                                        "party in interest" within the meaning
                                        of ERISA, or a "disqualified person"
                                        within the meaning of the Internal
                                        Revenue Code of 1986, as amended (the
                                        "Code"), with respect to many Plans, as
                                        well as many individual retirement
                                        accounts and Keogh plans (also "Plans").
                                        Prohibited transactions within the
                                        meaning of ERISA or the Code would
                                        likely arise, for example, if the
                                        BRIDGES are acquired by or with the
                                        assets of a Plan with respect to which
                                        MS & Co., MSDWI or any of their
                                        affiliates is a service provider, unless the BRIDGES are acquired pursuant to an exemption from the "prohibited transaction" rules. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or

                                        Section 4975 of the Code for such
                                        persons, unless exemptive relief is
                                        available under an applicable statutory
                                        or administrative exemption.

                                        The U.S. Department of Labor has issued
                                        five prohibited transaction class
                                        exemptions ("PTCEs") that may provide
                                        exemptive relief for direct or indirect
                                        prohibited transactions resulting from
                                        the purchase or holding of the BRIDGES.
                                        Those class exemptions are PTCE 96- 23
                                        (for certain transactions determined by
                                        in-house asset managers), PTCE 95-60
                                        (for certain transactions involving
                                        insurance company general accounts),
                                        PTCE 91-38 (for certain transactions
                                        involving bank collective investment
                                        funds), PTCE 90-1 (for certain
                                        transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

                                        Because we may be considered a party in
                                        interest with respect to many Plans, the BRIDGES may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or such purchase and holding is otherwise not
                                        prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, or holder of the BRIDGES will be deemed to have represented, in its corporate and fiduciary capacity, by its purchase and holding thereof that it either (a) is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or (b) is eligible for exemptive relief or such purchase or holding is not prohibited by ERISA or
                                        Section 4975 of the Code.

                                        Under ERISA, assets of a Plan may
                                        include assets held in the general
                                        account of an insurance company which
                                        has issued an insurance policy to such
                                        plan or assets of an entity in which the Plan has invested. Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the BRIDGES on behalf of or with "plan assets" of any Plan consult with their counsel regarding the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

                                        Purchasers of the BRIDGES have exclusive responsibility for ensuring that their purchase and holding of the BRIDGES do not violate the prohibited transaction rules of ERISA or the Code.

United States Federal Income
Taxation..............................  The BRIDGES will be treated as
                                        "contingent payment debt instruments"
                                        for U.S. federal income tax purposes.
                                        Investors should refer to the discussion
                                        under "United States Federal
                                        Taxation--Notes--Notes Linked to
                                        Commodity Prices, Single Securities,
                                        Baskets of Securities or Indices" in the
                                        accompanying prospectus supplement for a
                                        description of the U.S. federal income
                                        tax consequences of ownership and
                                        disposition of the BRIDGES. In
                                        connection with the discussion
                                        thereunder, we have determined that the
                                        "comparable yield" is an annual rate of
                                            % compounded annually. Based on our
                                        determination of the comparable yield,
                                        the "projected payment schedule" for a
                                        BRIDGES (assuming an issue price of $10)
                                        consists of a projected amount equal to
                                        $        due at maturity.

                                        The following table states the amount of interest that will be deemed to have accrued with respect to a BRIDGES during each accrual period, based upon our determination of the comparable yield and the projected payment schedule:

                                                                                                   TOTAL
                                                                                                 INTEREST
                                                                                                 DEEMED TO
                                                                               INTEREST        HAVE ACCRUED
                                                                               DEEMED TO       FROM ORIGINAL
                                                                                ACCRUE        ISSUE DATE (PER
                                                                                DURING        BRIDGES) AS OF
                                                                                ACCRUAL           END OF
                                                                              PERIOD (PER         ACCRUAL
                                                    ACCRUAL PERIOD             BRIDGES)           PERIOD
                                                    --------------            -----------     ---------------
                                        Original Issue Date through
                                            December 31, 2002................ $                $
                                        January 1, 2003 through
                                            December 31, 2003................ $                $
                                        January 1, 2004 through
                                            December 31, 2004................ $                $
                                        January 1, 2005 through
                                            December 31, 2005................ $                $
                                        January 1, 2006 through
                                            December 31, 2006................ $                $
                                        January 1, 2007 through
                                            December 31, 2007................ $                $
                                        January 1, 2008 through
                                            December 31, 2008................ $                $
                                        January 1, 2009 through
                                            October 30, 2009................. $                $

                                        The comparable yield and the projected
                                        payment schedule are not provided for
                                        any purpose other than the determination of U.S. Holders' interest accruals and adjustments in respect of the BRIDGES, and we make no representation regarding the actual amounts of payments on a BRIDGES.